                                           AMERICAN SKANDIA ADVISOR FUNDS, INC.
                                              INVESTMENT MANAGEMENT AGREEMENT

THIS AGREEMENT is made this 11th day of November,  2002 by and between  American  Skandia  Advisor Funds,  Inc., a Maryland corporation (the  "Company"),  and American  Skandia  Investment  Services,  Incorporated,  a Connecticut  corporation (the
"Investment Manager").

                                                    W I T N E S S E T H

WHEREAS,  the Company is registered as an open-end management  investment company under the Investment Company Act of 1940, as amended (the "ICA"), and the rules and regulations promulgated thereunder; and

WHEREAS,  the Investment Manager is an investment adviser registered under the Investment  Advisers Act of 1940, as amended
(the "Advisers Act"); and

WHEREAS,  the Company and the  Investment  Manager  desire to enter into an agreement to provide for the  management of the assets of the ASAF Goldman Sachs Mid-Cap Growth Fund (the "Fund") on the terms and conditions hereinafter set forth.

NOW, THEREFORE,  in consideration of the mutual covenants herein contained and other good and valuable  consideration,  the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

1.       Management.  The  Investment  Manager shall act as investment  manager for the Fund and shall,  in such  capacity, manage the investment  operations of the Fund,  including the purchase,  retention,  disposition and lending of securities, subject  at all times to the  policies  and  control  of the Board of  Directors  of the  Company  (the  "Directors").  The
Investment  Manager  shall give the Fund the  benefit of its best  judgments,  efforts  and  facilities  in  rendering  its services as investment manager.

2.       Duties of Investment  Manager.  In carrying out its obligation  under paragraph 1 hereof,  the Investment  Manager shall:

         (a)  supervise and manage all aspects of the Fund's operations:

         (b) provide the Fund or obtain for it, and thereafter  supervise,  such  executive,  administrative,  clerical and shareholder servicing services as are deemed advisable by the Directors;

         (c) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto,  proxy material,  tax returns,  reports to the Fund's  shareholders,  reports to and filings with the Securities and Exchange  Commission,  state
Blue Sky authorities and other applicable regulatory authorities;

         (d) provide to the Directors on a regular basis,  written  financial reports and analyses on the Fund's securities transactions and the operations of comparable investment companies;

         (e) determine what issuers and securities  shall be represented in the Fund's  portfolio and regularly report them in writing to the Directors;

         (f)  formulate  and implement  continuing  programs for the purchases and sales of the  securities of such issuers and regularly report in writing thereon to the Directors; and

         (g) take,  on behalf of the Fund,  all actions  which  appear to the Company  necessary  to carry into effect such purchase and sale programs and  supervisory  functions as  aforesaid,  including the placing of orders for the purchase and sale of portfolio securities.

3.       Broker-Dealer  Relationships.  The Investment  Manager is responsible for decisions to buy and sell securities for the Fund,  broker-dealer  selection,  and negotiation of the Fund's  brokerage  commission  rates.  The Investment  Manager shall  determine the  securities to be purchased or sold by the Fund  pursuant to its  determinations  with or through such persons,  brokers or  dealers,  in  conformity  with the policy with  respect to  brokerage  as set forth in the  Company's
Prospectus  and  Statement  of  Additional  Information  as in  effect  from  time to  time  (together,  the  "Registration
Statement"),  or as  the  Directors  may  determine  from  time  to  time.  Generally,  the  Investment  Manager's  primary consideration in placing Fund securities  transactions with  broker-dealers  for execution will be to obtain,  and maintain the availability  of, best execution at the best available  price.  The Investment  Manager may consider sale of the shares of the Fund in allocating Fund securities  transactions,  subject to the  requirements of best net price available and most favorable execution.

         Consistent with this policy, the Investment  Manager,  in allocating Fund securities  transactions,  will take all relevant factors into consideration,  including, but not limited to: the best price available;  the reliability,  integrity and financial  condition of the  broker-dealer;  the size of and  difficulty  in executing the order;  and the value of the expected  contribution of the  broker-dealer to the investment  performance of the Fund on a continuing  basis.  Subject to such policies and  procedures  as the  Directors may  determine,  the  Investment  Manager shall have  discretion to effect investment  transactions for the Fund through  broker-dealers  (including,  to the extent permissible under applicable law, broker-dealers  affiliated  with the  Investment  Manager)  qualified  to obtain best  execution of such  transactions  who provide brokerage and/or research  services,  as such services are defined in section 28(e) of the Securities  Exchange Act of 1934, as amended (the "1934 Act"),  and to cause the Fund to pay any such  broker-dealers  an amount of  commission  for effecting a  portfolio  investment  transaction  in excess of the amount of  commission  another  broker-dealer  would have charged for effecting that transaction,  if the Investment  Manager determines in good faith that such amount of commission is reasonable  in relation to the value of the brokerage or research  services  provided by such  broker-dealer,  viewed in terms of either that particular  investment  transaction or the Investment Manager's overall  responsibilities with respect to the Fund and  other  accounts  as to which the  Investment  Manager  exercises  investment  discretion  (as such term is defined in section  3(a)(35)  of the 1934 Act).  Allocation  of orders  placed by the  Investment  Manager on behalf of the
Fund to such  broker-dealers  shall be in such amounts and  proportions as the Investment  Manager shall  determine in good faith in conformity with its  responsibilities  under applicable laws, rules and regulations.  The Investment  Manager will report on such  allocations to the Directors  regularly as requested by the Directors,  indicating  the  broker-dealers  to whom such allocations have been made and the basis therefor.

4.       Control  by the  Directors.  Any  investment  program  undertaken  by the  Investment  Manager  pursuant  to  this
Agreement,  as well as any other activities  undertaken by the Investment Manager on behalf of the Company pursuant hereto, shall at all times be subject to any directives of the Directors.

5.       Compliance with Applicable  Requirements.  In carrying out its  obligations  under this Agreement,  the Investment
Manager shall at all times conform to:

         (a) all applicable  provisions of the ICA and the Advisers Act and any rules and regulations  adopted  thereunder;
and

         (b)  the  provisions  of  the  Registration   Statement,   including  the  investment  objectives,   policies  and
restrictions, and permissible investments specified therein; and

         (c)  the provisions of the Articles of Incorporation of the Company, as amended; and

         (d)  the provisions of the By-laws of the Company, as amended; and

         (e)  any other applicable provisions of state and federal law.

6.       Expenses.  The  expenses  connected  with the Company  shall be allocable  between the Company and the  Investment
Manager as follows:

         (a) The  Investment  Manager  shall  furnish,  at its expense and without cost to the  Company,  the services of a
President,  Secretary,  and one or more Vice Presidents of the Company,  to the extent that such additional officers may be required by the Company for the proper conduct of its affairs.

         (b) The  Investment  Manager shall  further  maintain,  at its expense and without cost to the Company,  a trading function in order to carry out its obligations under  subparagraphs  (e), (f) and (g) of paragraph 2 hereof to place orders for the purchase and sale of portfolio securities for the Fund.

         (c)  Nothing in subparagraph (a) hereof shall be construed to require the Investment Manager to bear:

                  (i) any of the costs (including  applicable office space,  facilities and equipment) of the services of a principal  financial  officer of the Company whose normal  duties  consist of  maintaining  the financial accounts and books and records of the Company,  including  the  reviewing  of  calculations  of net asset value and preparing tax returns; or

                  (ii) any of the costs (including  applicable  office space,  facilities and equipment) of the services of any of the personnel operating under the direction of such principal financial officer.

         Notwithstanding  the obligation of the Company to bear the expense of the functions referred to in clauses (i) and
(ii) of this  subparagraph  (c), the  Investment  Manager may pay the  salaries,  including  any  applicable  employment or payroll taxes and other salary costs, of the principal  financial officer and other personnel  carrying out such functions, and the Company shall reimburse the Investment Manager therefor upon proper accounting.

         (d) All of the  ordinary  business  expenses  incurred in the  operations  of the Company and the  offering of its shares shall be borne by the Company unless  specifically  provided  otherwise in this paragraph 6. These expenses include, but are not  limited  to:  (i)  brokerage  commissions,  legal,  auditing,  taxes or  governmental  fees;  (ii) the cost of preparing share certificates;  (iii) custodian,  depository, transfer and shareholder service agent costs; (iv) expenses of issue,  sale,  redemption  and  repurchase of shares;  (v) expenses of registering  and  qualifying  shares for sale;  (vi)
insurance premiums on property or personnel  (including  officers and directors if available) of the Company which inure to the Company's  benefit;  (vii) expenses  relating to director and  shareholder  meetings;  (viii) the cost of preparing and distributing  reports and notices to shareholders;  (ix) the fees and other expenses  incurred by the Company in connection with  membership  in  investment  company  organizations;  and (x) and the cost of  printing  copies  of  prospectuses  and statements of additional information, as well as any supplements thereto, distributed to shareholders.

7.       Delegation of  Responsibilities.  Upon the request of the Directors,  the Investment  Manager may perform services on behalf of the Company  which are not  required by this  Agreement.  Such  services  will be  performed  on behalf of the
Company and the  Investment  Manager's  cost in rendering  such services may be billed  monthly to the Company,  subject to examination  by the Company's  independent  accountants.  Payment or assumption  by the  Investment  Manager of any Company expense  that the  Investment  Manager  is not  required  to pay or assume  under  this  Agreement  shall not  relieve  the
Investment  Manager of any of its  obligations  to the Company nor  obligate  the  Investment  Manager to pay or assume any similar Company expense on any subsequent occasion.

8.       Engagement of  Sub-Advisers  and  Broker-Dealers.  The Investment  Manager may engage,  subject to approval of the
Directors and where required,  the shareholders of the Fund, a sub-adviser to provide advisory  services in relation to the
Fund.  Under such  sub-advisory  agreement,  the Investment  Manager may delegate to the sub-adviser the duties outlined in subparagraphs (e), (f) and (g) of paragraph 2 hereof.

9.       Compensation.  The Company shall pay the Investment  Manager in full compensation for services rendered  hereunder an annual  investment  advisory fee. The fee shall be payable monthly in arrears,  based on the average daily net assets of the Fund for each month, at the annual rate set forth in Exhibit A to this Agreement.

10.      Non-Exclusivity.  The services of the  Investment  Manager to the Fund are not to be deemed to be  exclusive,  and the  Investment  Manager shall be free to render  investment  advisory and corporate  administrative  or other  services to others  (including  other  investment  companies)  and to engage in other  activities.  It is  understood  and agreed  that officers or directors of the  Investment  Manager may serve as officers or directors of the Company,  and that  officers or directors of the Company may serve as officers or directors of the Investment  Manager to the extent  permitted by law; and
that the officers and directors of the Investment  Manager are not prohibited from engaging in any other business  activity or from  rendering  services to any other person,  or from serving as partners,  officers or directors of any other firm or corporation, including other investment companies.

11.      Term and Approval.  This Agreement shall become  effective on November 11, 2002 and by shall continue in force and effect from year to year, provided that such continuance is specifically approved at least annually by:

         (a) the Directors or the vote of a majority of the Fund's  outstanding  voting  securities  (as defined in Section
2(a)(42) of the ICA); and

         (b) the  affirmative  vote of a majority of the  Directors  who are not parties to this  Agreement  or  interested persons of a party to this Agreement (other than as Company directors),  by votes cast in person at a meeting  specifically called for such purpose.

12.      Termination.  This  Agreement may be terminated at any time without the payment of any penalty or prejudice to the completion of any transactions  already  initiated on behalf of the Fund, by vote of the Directors or by vote of a majority of the Fund's  outstanding  voting  securities,  or by the  Investment  Manager,  on sixty (60) days' written notice to the other party.  The notice  provided for herein may be waived by either party.  This  Agreement  automatically  terminates in the event of its "assignment," as such term is defined in the ICA.

13.      Liability of Investment  Manager and  Indemnification.  In the absence of willful  misfeasance,  bad faith,  gross negligence or reckless  disregard of  obligations or duties  hereunder on the part of the Investment  Manager or any of its officers,  directors or employees,  it shall not be subject to liability to the Company or to any  shareholder  of the Fund for any act or omission in the course of, or connected  with,  rendering  services  hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

14.      Liability of the Directors and  Shareholders.  A copy of the Articles of  Incorporation  of the Company is on file with the Secretary of the State of Maryland,  and notice is hereby given that this  instrument is executed on behalf of the
Directors as directors and not  individually  and that the  obligations of this  instrument are not binding upon any of the
Directors or  shareholders  individually  but are binding  only upon the assets and  property of the  Company.  Federal and state laws impose  responsibilities  under certain  circumstances on persons who act in good faith, and therefore,  nothing herein shall in any way  constitute a waiver of  limitation of any rights which the Company or the  Investment  Manager may have under applicable law.

15.      Notices.  Any notices under this Agreement shall be in writing,  addressed and delivered or mailed postage paid to the other party at such address as such other party may  designate for the receipt of such notice.  Until  further  notice, it is  agreed  that the  address  of the  Company  and the  Investment  Manager  shall  be One  Corporate  Drive,  Shelton,
Connecticut 06484.

16.      Questions of  Interpretation.  Any question of  interpretation of any term or provision of this Agreement having a counterpart  in or otherwise  derived  from a term or provision of the ICA,  shall be resolved by reference to such term or provision  of the ICA and to  interpretations  thereof,  if any,  by the United  States  courts  or, in the  absence of any controlling  decision of any such court, by rules,  regulations or orders of the Securities and Exchange  Commission issued pursuant  to the ICA. In  addition,  where the effect of a  requirement  of the ICA,  reflected  in any  provision  of this
Agreement,  is released by rules,  regulation or order of the Securities and Exchange  Commission,  such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the day and year first above written.

                                                                  AMERICAN SKANDIA ADVISOR FUNDS, INC.

Attest:                                                           By: ________________________________________
                                                                       Richard G. Davy
___________________________________                                    Vice President

                                                                  AMERICAN SKANDIA INVESTMENT
                                                                  SERVICES, INCORPORATED

Attest:                                                           By: ________________________________________
                                                                       John Birch
___________________________________                                    Senior Vice President & Chief Operating Officer

                                           American Skandia Advisor Funds, Inc.
                                          ASAF Goldman Sachs Mid-Cap Growth Fund
                                              Investment Management Agreement

                                                         EXHIBIT A

An annual rate of 1.00% of the average daily net assets of the Fund.